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                                                                  Exhibit 23.5


                            [PaineWebber Letterhead]


March 27, 1997

        PaineWebber Incorporated ("PaineWebber") hereby consents to the inclusion in the Joint Proxy Statement-Prospectus of Genzyme Corporation and PharmaGenics, Inc., filed as a part of this Registration Statement on Form S-4, of its opinion dated February 2, 1997, and to the references made to PaineWebber in the "Summary", "Risk Factors", "The Merger Proposal: Background of the Merger" and "The Merger Proposal: Fairness Opinion" sections of such Joint Proxy Statement-Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,


                                        PAINEWEBBER INCORPORATED

                                        By /s/ PaineWebber Incorporated
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